Exhibit 4.2

BALL CORPORATION

and

GUARANTORS
Parties hereto

6 5/8% SENIOR NOTES DUE 2018

SIXTH SUPPLEMENTAL INDENTURE

dated as of March 8, 2012

To

INDENTURE

dated as of March 27, 2006

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(formerly known as The Bank of New York Trust Company, N.A.)

as Trustee

THIS SIXTH SUPPLEMENTAL INDENTURE (the “Sixth Supplemental Indenture”), dated as of March 8, 2012, among Ball Corporation, an Indiana corporation (the “Company”), each of the subsidiary guarantors of the Company listed on Schedule I hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an indenture dated as of March 27, 2006, as amended by the First Supplemental Indenture thereto, dated as of March 27, 2006 (together, the “Indenture”), pursuant to which the Company has issued its 6 5/8% Senior Notes due 2018 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, the Company and each of the Guarantors are undertaking to execute and deliver this Sixth Supplemental Indenture to amend certain terms and covenants in the Indenture in connection with the Offer to Purchase and Consent Solicitation Statement of the Company, dated as of February 24, 2012, and any amendments, modifications or supplements thereto (the “Tender Offer and Solicitation”); and

WHEREAS, the Board of Directors of the Company and the Boards of Directors or Boards of Managers of the Guarantors have authorized and approved the execution and delivery of this Sixth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.01   Amendments to the Indenture.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

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ARTICLE II

AMENDMENTS AND WAIVERS

Section 2.01   Amendments to the Indenture.  Effective at the time of payment or deposit with DTC (the “Payment Date”) of an amount of money sufficient to pay for all Notes validly tendered and accepted pursuant to the Tender Offer and Solicitation (or at least a majority of outstanding Notes if payment is being made pursuant to any early settlement under the Tender Offer and Solicitation) and to make all consent payments required under the Tender Offer and Solicitation:

(i)            The Indenture is hereby amended to delete in their entirety Section 3.09 (Offer to Purchase by Application of Excess Proceeds ), Section 4.05 (Taxes), Section 4.06 (Stay, Extension and Usury Laws), Section 4.07  (Restricted Payments), Section 4.08 (Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries), Section 4.09 (Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock), Section 4.10 (Asset Sales), Section 4.11 (Transactions With Affiliates), Section 4.12 (Liens), Section 4.13 (Business Activities), Section 4.15 (Offer to Purchase Upon Change of Control), Section 4.16 (Additional Guarantees), Section 4.17 (Payment for Consents), Section 4.18 (Sale and Leaseback Transactions), Section 4.19 (Designation of Restricted and Unrestricted Subsidiaries), Section 4.20 (Certain Covenants to be Suspended after a Change of Control), clauses (iii) and (iv) of Section 5.01 (which impose certain limitations on mergers, consolidations and other transactions) and clauses (d), (f) and (g) of Section 6.01 (which provide for certain Events of Default); and

(ii)           The Notes are hereby deemed to be amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Sixth Supplemental Indenture.

(iii)          All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in sections deleted by this Supplemental Indenture are hereby deleted in their entirety; and

(iv)          All references to Sections 5.01 and 6.01 of the Indenture shall mean Sections 5.01 and 6.01 as amended by this Sixth Supplemental Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.01   Ratification of Indenture; Sixth Supplemental Indenture Part of Indenture.

(i)            Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of

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this Sixth Supplemental Indenture, then the terms and conditions of this Sixth Supplemental Indenture shall prevail.

(ii)           The Notes include certain of the foregoing provisions from the Indenture. Upon the operative date of this Sixth Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

(iii)          Notwithstanding an earlier execution date, the provisions of this Sixth Supplemental Indenture shall not become operative until the time and date upon which the Company pays the Consent Payment (as such term is defined in the Tender Offer and Consent Solicitation) to all Holders who have validly delivered and not validly revoked consents pursuant to the terms of the Tender Offer and Consent Solicitation (which may be made on an early settlement date).

Section 3.02   Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SIXTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03   Trustee Makes No Representation.

The recitals contained herein are those of the Company and the Guarantors and not the Trustee, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Sixth Supplemental Indenture.

Section 3.04   Counterparts.

The parties may sign any number of copies of this Sixth Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.05   Effect of Headings.

The section headings herein are for convenience only and shall not effect the construction thereof.

Section 3.06   Severability.

In case any one or more of the provisions in this Sixth Supplemental Indenture shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in

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every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.07   Successors and Assigns.

All covenants and agreements in this Sixth Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns. All covenants and agreements in this Sixth Supplemental Indenture by the Trustee shall bind its successor and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first written above.

BALL CORPORATION

By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Vice President, General Counsel and Corporate Secretary

Ball Aerosol and Specialty Container Holding Corporation
Ball Aerosol and Specialty Container Inc.
Ball Metal Beverage Container Corp.
Ball Metal Food Container Corp.
Ball Packaging Corp.
Latas de Aluminio Ball, Inc.
USC May Verpackungen Holding Inc.
Ball Advanced Aluminum Technologies Corp.
Ball Aerospace & Technologies Corp.
Ball Technologies Holdings Corp.
Ball Holdings Corp.

By:	/s/ Jeff A. Knobel
	Name:	Jeff A. Knobel
	Title:	Treasurer

Ball Corporation, a Nevada corporation
Ball Glass Containers, Inc.
Ball Plastic Container Corp.
Ball Container LLC
Ball Holdings LLC

By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	President and Secretary

[Sixth Supplemental Indenture]

Ball Metal Food Container, LLC
Ball Metal Container Corporation

By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Secretary

Ball Pan-European Holdings, Inc.

By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Assistant Secretary

Ball Delaware Holdings, LLC
Ball Asia Services Limited

By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Vice President and Secretary

[Sixth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Alex Briffett
	Name:	John A. (Alex) Briffett
	Title:	Authorized Signatory

[Sixth Supplemental Indenture]

Schedule I

GUARANTORS

Ball Aerosol and Specialty Container Holding Corporation

Ball Aerospace & Technologies Corp.

Ball Delaware Holdings, LLC

Ball Metal Beverage Container Corp.

Ball Metal Food Container Corp.

Ball Metal Food Container, LLC

Ball Packaging Corp.

Ball Pan-European Holdings, Inc.

Ball Plastic Container Corp.

Ball Technologies Holdings Corp.

Latas de Aluminio Ball, Inc.

Ball Aerosol and Specialty Container Inc.

Ball Asia Services Limited

Ball Container LLC

Ball Corporation

Ball Glass Containers, Inc.

Ball Holdings Corp.

Ball Holdings LLC

Ball Metal Container Corporation

USC May Verpackungen Holding Inc.

Ball Advanced Aluminum Technologies Corp.